UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2019, Syros Pharmaceuticals, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters listed therein (the “Underwriters”), relating to separate, concurrent underwritten public offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of approximately $70 million, before underwriting discounts and commissions and estimated offering expenses payable by the Company.

The first Underwriting Agreement (the “Common Stock Agreement”) relates to the offering and sale of 8,667,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and accompanying Class A warrants (the “Warrants”) to purchase 1,951,844 shares of Common Stock, at a combined price to the public of $7.50 per common share and accompanying Warrant (the “Common Offering”). All of the Common Stock and accompanying Warrants are being sold by the Company. The Underwriters have agreed to purchase the Common Stock and accompanying Warrants from the Company pursuant to the Common Stock Agreement at a combined price of $7.05 per common share and accompanying Warrant.

The second Underwriting Agreement (the “Preferred Stock Agreement”) relates to the offering and sale of 666 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Stock”), and accompanying Warrants to purchase 166,500 shares of Common Stock, at a combined public offering price of $7,500 per share and accompanying Warrant (the “Preferred Offering,” and together with the Common Offering, the “Offerings”). All of the Series A Stock and accompanying Warrants are being sold by the Company. The Underwriters have agreed to purchase the Series A Stock and accompanying Warrants from the Company pursuant to the Preferred Stock Agreement at a combined price of $7,050 per share and accompanying Warrant.

Each Class A warrant will be immediately exercisable at an exercise price of $8.625 per share, subject to adjustment in certain circumstances, and will expire on October 10, 2022. The Class A warrants sold in each offering will have the same terms.

The securities to be offered and sold in the Offerings will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities Exchange Commission (“SEC”) on July 20, 2017 and declared effective by the SEC on July 31, 2017 (File No. 333-219369). Prospectus supplements relating to each Offering have been filed with the SEC. The closing of each Offering is expected to take place on April 9, 2019, subject to customary closing conditions.

A copy of the Common Stock Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the Preferred Stock Agreement is attached as Exhibit 1.2 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits. The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the sale of the securities in the Offerings is attached as Exhibit 5.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware with respect to the Series A Stock.

The rights, preferences and privileges of the Series A Stock are set forth in the Certificate of Designation. Each share of Series A Stock is convertible into 1,000 shares of Common Stock at any time at the holder’s option. However, the holder will be prohibited, subject to certain exceptions, from converting shares of Series A Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates and attribution parties, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage upon 61 days’ notice to the Company. Shares of Series A Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding shares of Series A Stock will be required to amend the terms of the Series A Stock or take certain other actions with respect to the Series A Stock. Shares of Series A Stock will be entitled to receive dividends equal to (on an as-if-converted-to-Common Stock basis), and in the same form and manner as, dividends actually paid on shares of Common Stock.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the rights, preferences and privileges of the Series A Stock is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

The full text of the press release announcing the launch of the underwritten public offerings on April 4, 2019 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The full text of the press release announcing the pricing of the underwritten public offerings on April 5, 2019 is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Offering, dated April 5, 2019, by and among Syros Pharmaceuticals, Inc., Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters identified therein.

1.2	Underwriting Agreement relating to the Preferred Offering, dated April 5, 2019, by and among Syros Pharmaceuticals, Inc., Cowen and Company, LLC and Piper Jaffray & Co., as representatives of the several underwriters identified therein.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company.

4.1	Form of Class A Warrant.

4.2	Form of Series A Convertible Preferred Stock Certificate.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

99.1	Press release issued April 4, 2019.

99.2	Press release issued April 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: April 5, 2019	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Chief Legal & Administrative Officer